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                                                                    Exhibit 10.2

                               Surrender of Lease
                                       and
                          Lease Modification Agreement

This Agreement dated for reference June 19, 2002.

Between:

           2725312 Canada Inc.

           (the "Landlord")

And:

           Redback Networks Inc.

           (the "Tenant")

Whereas:

A. By a lease (the "Original Lease") made October 3, 2000 between the Landlord and the Tenant, the Landlord leased to the Tenant all of the space situate in the building (the "Building") located at 2955 Virtual Way, Vancouver, British Columbia, as such premises are more particularly described in the Original Lease (the "Original Premises");

B. The Tenant requested that it be permitted to surrender its leasehold interest in that portion of the Original Premises located on the 5th floor of the Building and having a Rentable Area of 28,243.93 square feet (the "5th Floor Premises") and, accordingly, the Landlord and the Tenant entered into an agreement dated for reference March 11, 2002 with respect thereto (the "First Amendment");

C. The Tenant requested that it be permitted to surrender its leasehold interest in that portion of the Original Premises located on the 2nd floor of the Building and having a Rentable Area of 27,535.60 square feet and in a portion of the Original Premises forming part of the 1st floor of the Building and having a Rentable Area of 7,823.95 square feet (together, the "Titan Premises") and that it also be permitted to surrender its leasehold interest in that portion of the Original Premises located on the 3rd floor of the Building and having a Rentable Area of 32,980.50 square feet and in that portion of the Original Premises located on the 4th floor of the Building and having a Rentable Area of 32,968.66 square feet (together, the "ING Premises") and, accordingly, the Landlord and the Tenant entered into an agreement dated for reference June 4, 2002 with respect thereto (the "Second Amendment") (the Original Lease, the First Amendment and the Second Amendment are hereafter collectively referred to as the "Lease" and that part of the Original Premises which does not include the 5th Floor Premises, the Titan Premises and the ING Premises is hereafter referred to as the "Remaining Premises");

D. The Tenant has requested that it be permitted to surrender its leasehold interest in the Remaining Premises, being that portion of the Original Premises located on the 1st floor of

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     the Building, as shown hatched on the plan attached hereto as Schedule A, and having a Rentable Area of 17,566.2 square feet; and

E. The Landlord has agreed to permit the Tenant to surrender the Remaining Premises to the Landlord subject to the terms and conditions set out in this Agreement and in connection with a new lease which is to be entered into between the Landlord and the IWA Forest Industry Pension Plan ("IWA") with respect to the Remaining Premises (the "IWA Lease").

Therefore, in consideration of the sum of One Dollar ($1.00) (all monetary amounts described in this Agreement shall be Canadian dollars) now paid by each party to the other, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

                                    ARTICLE 1
                         SURRENDER OF REMAINING PREMISES

1.1 Surrender. The Tenant agrees that, effective as of 11:59 p.m. on July 31, 2002 (the "Surrender Date"), the Tenant assigns, releases and surrenders to the Landlord all of the right, title and interest of the Tenant in and to the Lease and all of the right, title and interest of the Tenant in the Remaining Premises, such that all rights of the Tenant in the Remaining Premises shall be merged and extinguished in the reversion held by the Landlord.

1.2 Surrender Payment for Period Pre November 1, 2002. In consideration of the Landlord agreeing to the surrender by the Tenant of the Remaining Premises, the Tenant covenants and agrees to pay to the Landlord a surrender payment of an amount (the "Pre Nov 1/02 Surrender Payment") that is equal to the Rent that would have been applicable to the Remaining Premises for the period from August 1, 2002 to October 31, 2002 had the Remaining Premises remained part of the "Premises" under the Lease until 11:59 p.m. on October 31, 2002. The Pre Nov 1/02 Surrender Payment will be paid by the Tenant to the Landlord by monthly payments commencing August 1, 2002 and to and including October 1, 2002 in the amount that would have been due as Rent for the Remaining Premises had the Remaining Premises remained leased to the Tenant pursuant to the terms of the Lease. The Tenant acknowledges and agrees that the Pre Nov 1/02 Surrender Payment shall be secured by the Letter of Credit referred to in section 4.16 of the Lease (as such section is amended by this Agreement).

1.3 Surrender Payment for Period From and After November 1, 2002. In further consideration of the Landlord agreeing to the surrender by the Tenant of the Remaining Premises, the Tenant covenants and agrees to pay to the Landlord a surrender payment of $873,291.24 plus goods and services tax (the "Post Nov 1/02 Surrender Payment") on or before November 1, 2002. The Tenant acknowledges and agrees that the Post Nov 1/02 Surrender Payment shall be secured by the Letter of Credit referred to in section 4.16 of the Lease (as such section is amended by this Agreement).

1.4 Acceptance. In consideration of the Tenant's covenant and agreement to pay the Pre Nov 1/02 Surrender Payment to the Landlord as set out in section
     1.2 and the Post Nov 1/02 Surrender Payment to the Landlord as set out in
     section 1.3 and to pay the amounts referred to in section 1.9, the Landlord accepts the assignment, release and surrender referred to in section 1.1.

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1.5  Representations and Warranties. The Tenant represents and warrants to the
     Landlord that the Tenant has the absolute right, power and authority to surrender to the Landlord the Remaining Premises and the Tenant's interest in the Remaining Premises as herein provided.

1.6 Landlord's Release. Effective as of the later of the Surrender Date and the receipt by the Landlord of the new Letter of Credit (or amendment to the existing Letter of Credit) referred to in section 2.3, the Landlord releases and forever discharges the Tenant and its successors and assigns of and from any and all manner and causes of action, suits, debts, contracts, claims, demands, liabilities and damages in respect of any matter in any way related to the Remaining Premises or any of the rents, covenants, conditions and agreements contained in the Lease to the extent they are applicable to the Remaining Premises. In no event shall the foregoing release and discharge be effective to release or discharge, or be interpreted or construed as releasing or discharging, the Tenant from its obligations to the Landlord as set out in sections 1.2, 1.3, 1.8 and 1.9 of this Agreement, sections 1.2, 1.3, 1.8 and 1.9 of the First Amendment and sections 1.2, 1.3, 1.8, 1.9, 2.2, 2.3, 2.8 and 2.9 of the Second Amendment.

1.7 Tenant's Release. Effective as of the Surrender Date, the Tenant releases and forever discharges the Landlord and its successors and assigns of and from any and all manner and causes of action, suits, debts, contracts, claims, demands, liabilities and damages in respect of any matter in any way related to the Landlord's obligations to the Tenant under the Lease.

1.8 Goods and Services Tax. The Tenant shall be responsible for the payment of the goods and services tax payable in respect of the surrender of the Remaining Premises by the Tenant. Concurrently with the payments to the Landlord referred to in sections 1.2 and 1.3, the Tenant shall pay to the Landlord the goods and services tax applicable to such payments, on the condition that the Landlord shall remit such tax amount to Canada Customs and Revenue Agency on account of the goods and services tax which it is the statutory obligation of the Landlord to collect and remit in connection with such payment.

1.9  Commission. The parties hereto agree as follows:

     (a) The Tenant covenants and agrees that it shall pay when due any commission or fee (plus applicable goods and services tax thereon) which may be payable by the Tenant to any agent or broker retained by it which is in any way related to the Tenant's efforts to assign the Lease or sublet any portion of the Remaining Premises (or to effect the surrender contemplated herein as a result of the IWA Lease) and that it shall indemnify and save harmless the Landlord from and against any costs or damages incurred or suffered by the Landlord in any way as a result of the failure of the Tenant to pay such amounts. The Tenant acknowledges and agrees that the obligations of the Tenant to pay the amounts referred to in the preceding sentence shall be secured by the Letter of Credit referred to in section 4.16 of the Lease (as such section is amended by this Agreement).

     (b) In addition, the Tenant covenants and agrees to pay forthwith when due the commission or fee (not to exceed $96,613) (plus goods and services tax thereon) payable to CB Richard Ellis Limited relating to the Remaining Premises (or to effect the surrender contemplated herein as a result of the IWA Lease) and to indemnify and save harmless the Landlord from and against any costs or damages incurred or suffered by the Landlord in any way as a result of the failure of the Tenant to pay

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          such amounts. The Tenant acknowledges and agrees that the obligations of the Tenant to pay such amounts shall be secured by the Letter of Credit referred to in section 4.16 of the Lease (as such section is amended by this Agreement).

1.10 Amendment to Lease. The parties agree that this Article 1 constitutes an amendment to the Lease, that each of the covenants set out in sections 1.2, 1.3, 1.8 and 1.9 hereof constitutes a covenant under the Lease by the Tenant in favour of the Landlord and that the term "Lease" as used in the Lease shall include this Article 1.

                                    ARTICLE 2
                                 STATUS OF LEASE

2.1 Status of Lease. The Landlord and the Tenant hereby covenant and agree that, effective as of the Surrender Date (if the condition precedent set out in section 4.1 has been satisfied or waived by the Landlord), all of the Original Premises will have been surrendered to the Landlord and all the terms of the Lease will have been terminated, except that the covenants of the Tenant set out in sections 1.2, 1.3, 1.8 and 1.9 of the First Amendment, in sections 1.2, 1.3, 1.8, 1.9, 2.2, 2.3, 2.8 and 2.9 of the
     Second Amendment and in sections 1.2, 1.3, 1.8 and 1.9 of this Agreement (all of which are covenants of the Tenant under the Lease) will remain in full force and effect until the Tenant has fully satisfied its obligations thereunder (the "Remaining Obligations"), and except that section 4.16 of the Lease (as such section is amended by this Agreement) will remain in full force and effect until the Tenant has fully satisfied all the Tenant's Remaining Obligations.

2.2 Modification to Lease. In connection with the surrender of the Remaining Premises pursuant to Article 1, the Landlord and the Tenant agree that section 4.16 of the Lease is amended so that, effective as of the Surrender Date (if the condition precedent set out in section 4.1 is satisfied or waived by the Landlord), the following is deleted from the information included under the "Term of Letter of Credit" and "Face Amount of Letter of Credit" headings in paragraph (a) thereof:

     "From the date of lease execution to July 9, 2002   $7,250,000.00
      From July 10, 2002 to October 9, 2002              $6,437,363.00
      From October 10, 2002 to November 4, 2002          $4,694,849.00
      From November 5, 2002 to February 7, 2003          $2,257,520.00
      February 8, 2003 to Month 60 of Lease Term         $1,000,000.00",

     and the following is substituted therefor:

     "From the date of lease execution to July 9, 2002   $7,250,000.00
      From July 10, 2002 to October 9, 2002               6,437,363.00
      From October 10, 2002 to November 6, 2002           4,694,849.00
      From November 7, 2002 to February 7, 2003           1,300,000.00
      February 8, 2003 to Month 60 of Lease Term         $        0.00".

2.3 New Letter of Credit. In connection with the amendment to section 4.16 of the Lease contained in this Agreement, the Tenant agrees to arrange for a new Letter of Credit (or for an appropriate amendment to the existing Letter of Credit) to be issued to the Landlord

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     before the expiry date of the existing Letter of Credit. The new Letter of
     Credit shall be in substantially the same form as the existing Letter of Credit except that it shall reflect the terms of section 4.16 of the Lease, as such section is to be amended by section 2.2 of this Agreement, and except that each reference in the existing Letter of Credit to the Lease shall be amended, if necessary, to refer to the Lease "as amended from time to time". For greater certainty, the Tenant acknowledges and confirms that such Letter of Credit secures all payments which the Tenant is obligated to make to the Landlord under or pursuant to sections 1.2, 1.3, 1.8 and 1.9 of the First Amendment, sections 1.2, 1.3, 1.8. 1.9, 2.2, 2.3, 2.8 and 2.9 of the Second Amendment and sections 1.2, 1.3, 1.8 and 1.9 of this Agreement and that, in the event the Tenant is ever in default of its obligation to make any such payment, the Landlord may draw upon such Letter of Credit in full or in part in an amount corresponding to the amount required to cure such default.

                                    ARTICLE 3
                               GENERAL PROVISIONS

3.1 Defined Terms. All terms defined in this Lease and used in this Agreement will have the respective meanings ascribed to them in the Lease unless the context otherwise requires or unless otherwise defined in this Agreement. The defined terms in the recitals to this Agreement will have such meanings throughout this Agreement, unless otherwise stated herein.

3.2 Whole Agreement. The Lease will be read and construed in conjunction with this Agreement to the effect that the Lease and this Agreement will be read and construed as one document. For greater certainty, the parties confirm and agree that, if the condition precedent set out in section 4.1 has been satisfied or waived by the Landlord, the Lease will remain in full force and effect only to the extent described in section 2.1 hereof.

3.3 Confirmation and Ratification. The Landlord and the Tenant hereby confirm and ratify the terms and conditions contained in the Lease, as amended by the terms of this Agreement.

3.4 Counterparts/Facsimile. This Agreement may be executed in any number of counterparts, with the same effect as if both parties had signed the same document, and will become effective when one or more counterparts have been signed by both the parties and delivered to each of the parties. All counterparts will be construed together and evidence only one agreement, which, notwithstanding the dates of execution of any counterparts, will be deemed to be dated the date first above written. This Agreement may be executed by the parties and transmitted by facsimile and if so executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered an executed original Agreement.

3.5 Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. The Tenant will, at the request of the Landlord, promptly execute and deliver such further documents and instruments and do all such further acts and things as may be required in order to effect or perfect the surrender and cancellation of the Lease with respect to the Remaining Premises or to otherwise evidence, carry out and give full effect to this Agreement.

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3.6  Legal Fees. In consideration of the Landlord undertaking all necessary negotiations and efforts concerning the IWA Lease and the surrender related thereto, the Tenant agrees to reimburse the Landlord for legal fees and disbursements, up to a maximum of $15,000 (plus goods and services tax and social services tax thereon), incurred by the Landlord in relation to the preparation and negotiation of this Agreement and the IWA Lease. The Tenant shall so reimburse the Landlord whether or not the condition precedent set out in section 4.1 is satisfied or waived by the Landlord and the Tenant will pay the amount due to the Landlord within 30 days of the Landlord providing evidence to the Tenant of the legal fees and disbursements as aforesaid being incurred.

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

4.1 Conditions Precedent. The agreements set out in Article 1 hereof are subject to the Landlord and IWA entering into the IWA Lease on terms and conditions acceptable to the Landlord, in its sole discretion, and any conditions precedent in favour of IWA which may be contained therein or in any related offer to lease having been waived by IWA, in each case on or before July 15, 2002. The Landlord and the Tenant agree that the agreements set out in Article 1 and Article 2 hereof will become unconditional agreements with respect to or in connection with the surrender of the Remaining Premises forthwith upon the satisfaction or waiver by the Landlord of the foregoing condition precedent. The foregoing condition precedent is for the Landlord's sole benefit and may be waived, unilaterally by the Landlord, at the Landlord's election. The condition precedent will not be considered satisfied or waived unless the Landlord confirms to the Tenant in writing that the condition has been satisfied or waived. If the Landlord does not give the Tenant notice of the satisfaction or waiver of the condition precedent on or before July 15, 2002, then the agreements set out in Article 1 hereof and the related modifications to the Lease and to the Letter of Credit set out in Article 2 will be null and void and of no force or effect whatsoever.

In Witness Whereof the parties hereto have executed this Agreement as of the date first above written.

2725312 Canada Inc.                   Redback Networks Inc.


By: /s/ Remco Daal
    -----------------------------
    Authorized Signatory                            By: /s/ Thomas L. Cronan III
                                                        ------------------------
                                                        Authorized Signatory


By:  /s/ Jake Silberberg
     -----------------------------
     Authorized Signatory

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                                   SCHEDULE A

                           PLAN OF REMAINING PREMISES
                               ON THE FIRST FLOOR